Exhibit 99.1

MTech Acquisition Corp. and MJ Freeway LLC Announce Merger Agreement

-Transaction Supported by MJ Freeway Owners, Including Prominent Tech Investor Roger McNamee

-Implementing MTech’s Strategy to Provide Investors with Access to Cannabis Technology Sector

New York, NY – October [ ], 2018 – MTech Acquisition Corp. (NASDAQ: MTEC) (“MTech”), the first US-listed Special Purpose Acquisition Company focused on acquiring a business ancillary to the cannabis industry, and MJ Freeway LLC (“MJ Freeway”), a leading seed-to-sale technology provider and developer of the cannabis industry’s first enterprise resource planning platform, announced today they have entered into a definitive merger agreement. Following the consummation of the transaction, MTech and MJ Freeway will become subsidiaries of a newly-formed holding company (“Pubco”) to be listed on The Nasdaq Stock Market. Following the closing of the transaction, if there are no redemptions by MTech shareholders in connection with the MTech shareholder vote to approve the transaction, it is currently anticipated that the combined entity will be debt free and have over $60 million of balance sheet cash to take advantage of strategic growth opportunities.

MJ Freeway is a seed-to-sale technology provider, with more than 30% of the global cannabis technology market based on management’s estimates. MJ Freeway has tracked more than $10 billion in sales for its clients in Australia, Europe, South America, New Zealand, Africa, Canada, and the United States in 29 states and the District of Columbia. MJ Freeway's software, MJ Platform®, includes compliance tracking of cannabis from seed-to-sale, as well as enterprise scale business management tools across the entire supply chain. In addition, its Leaf Data Systems® software solution enables governments to track cannabis plants from seed-to-sale to help ensure patient, public and product safety.

“We built MJ Freeway to be the technology infrastructure for the cannabis industry,” said Jessica Billingsley, Co-Founder & CEO of MJ Freeway. “With access to public capital markets and additional balance sheet strength as a result of this transaction, MJ Freeway will accelerate its growth and broaden its product offering as we strive to meet the ever-expanding demands of a highly complex and heavily regulated industry.”

Current MJ Freeway investor and Senior Strategic Advisor to the Board, Roger McNamee, added, “Cannabis companies that want to be leaders are adopting MJ Platform because I believe it is the only product with the technical foundation to support multi-line and multi-location operations. MJ Freeway prepares customers to manage high growth and complexity as the industry transitions from local to global scale. MJ Freeway’s merger with MTech will enable a smart growth strategy to capitalize on the industry’s continuing growth.”

Scott Sozio, Chief Executive Officer of MTech, commented, “We believe technology solutions that empower operators to efficiently and compliantly run their business, with tools that track the full vertical from cultivation to consumer, are critical to the industry’s long-term success. We believe MJ Freeway provides the most robust seed-to-sale software technology available today, positioning the company for enormous growth as the legalization of cannabis expands throughout the country and the world. We are excited for MTech to be able to invest in MJ Freeway at what we believe to be a very attractive valuation.”

“This merger will prove valuable over the long-term. Not only will it allow us to grow our current lines of business, it will accelerate our dominant market share in the cannabis SaaS space and also allow the company to make strategic acquisitions and expand its reach into related industries,” noted Emery Huang, Senior Partner of Batu Capital, a MJ Freeway investor, and a current board member of MJ Freeway.

Summary of Transaction

Under the terms of the merger agreement, each of MTech and MJ Freeway will merge with newly formed subsidiaries of Pubco, which itself is a newly formed subsidiary of MTech. As a result of such mergers, MJ Freeway equityholders will receive new shares of Pubco and MTech security holders will exchange their securities of MTech for securities of Pubco. The shares of Pubco common stock to be issued to the MJ Freeway equity holders will have an aggregate value equal to Seventy Million U.S. Dollars ($70,000,000), subject to adjustment for net working capital and indebtedness of MJ Freeway (as determined in accordance with the merger agreement), with each share of Pubco common stock valued at $10.16 per share. Cash proceeds released from MTech’s trust account, which trust account currently has approximately $58 million in cash, after any shareholder redemptions and payment of transaction expenses and other MTech liabilities, shall remain with the combined company. MJ Freeway equityholders are rolling 100% of their equity into the combined entity.

The transaction has been unanimously approved by the boards of both MTech and MJ Freeway. Completion of the transaction is subject to approval by equityholders of each company and certain other conditions. The transaction is currently anticipated to close by early 2019.

For additional information about the business combination, see MTech’s Current Report on Form 8-K (including the investor presentation included as an exhibit thereto), which will be filed promptly with the Securities and Exchange Commission and shall be available at the SEC’s website at www.sec.gov.

Ellenoff Grossman & Schole LLP is acting as legal advisors to MTech. EarlyBirdCapital, Inc. is acting as financial advisors to MTech. Graubard Miller is acting as legal advisors to MJ Freeway.

MTech and MJ Freeway intend to hold a conference call in the near future to discuss the transaction and will issue a separate release to announce when the call is scheduled.

About MJ Freeway

MJ Freeway® is the largest global cannabis technology company having tracked more than $10 billion in sales with clients in Australia, Europe, South America, New Zealand, Africa, Canada, and the United States in 29 states and the District of Columbia. Founded in 2010 by technologists creating tech specifically for cannabis businesses, MJ Freeway's tracking software includes inventory control and grow management applications to streamline workflow and increase efficiency. MJ Freeway's Leaf Data Systems software solution enables governments to track cannabis plants from seed-to-sale and ensure patient, public, and product safety. MJ Freeway also offers a complete suite of professional consulting services for cannabis businesses.  For more information, visit mjfreeway.com.

About MTech Acquisition Corp.

MTech Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. MTech’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although MTech intends to focus its search on companies ancillary to the cannabis industry, with a particular sector focus that includes compliance, business intelligence, brand development and media.

MTech is led by Executive Chairman Steven Van Dyke and Chief Executive Officer Scott Sozio.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside MTech’s, MJ Freeway’s or Pubco’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to obtain MTech stockholder approval of the business combination, the inability to complete the transaction contemplated by the merger agreement because of failure of closing conditions or other reasons; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by MTech stockholders; the ability of Pubco to meet the listing standards of The Nasdaq Stock Market following the consummation of the transactions contemplated by the merger agreement; costs related to the proposed business combination; MJ Freeway’s ability to manage growth; the reaction of MJ Freeway’s customers and suppliers to the business combination; Pubco’s ability to identify and integrate other future acquisitions; rising costs adversely affecting MJ Freeway’s profitability; adverse changes to the legal environment for the cannabis industry; and general economic and market conditions impacting demand for MJ Freeway’s products and services. See the risk factors disclosed in the S-4/proxy statement for the business combination for additional risks associated with the business combination. None of MTech, Pubco or MJ Freeway undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About the Transaction and Where to Find It

For additional information on the proposed transaction, see MTech’s Current Report on Form 8-K, which will be filed promptly.

The proposed transaction will be submitted to shareholders of MTech for their approval. In connection with the proposed business combination, Pubco will file with the SEC a registration statement on Form S-4 for the Pubco securities to be issued to MTech and MJ Freeway security holders at the closing of the business combination, which registration statement will contain preliminary and definitive proxy statements of MTech in connection with a special meeting of the stockholders of MTech to consider and vote on the business combination and related matters. Pubco and MTech will mail the definitive registration statement on Form S-4 containing the definitive proxy statement and other relevant documents to its stockholders in connection with the meeting. Investors and security holders of MTech and MJ Freeway are advised to read, when available, the draft of the registration statement, the preliminary proxy statement, and amendments thereto, and the definitive registration statement and proxy statement, which will contain important information about the proposed business combination and the parties to it. The registration statement and definitive proxy statement will be mailed to stockholders of MTech as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the registration statement and proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: MTech Acquisition Corp., 10124 Foxhurst Court, Orlando, Florida, 32836, attention: Chief Executive Officer.

Participants in the Solicitation

MTech, Pubco, MJ Freeway, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of MTech stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of MTech’s directors in the final prospectus for MTech’s initial public offering dated as of January 29, 2018 and that was filed with the SEC on January 30, 2018, and well as in any annual reports on Form 10-K that may be filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Media Contact:

Jon Goldberg
KCSA Strategic Communications
Tel. 212.896.1282
Email: jgoldberg@kcsa.com